Exhibit 99.1

For release: August 3, 2022, 6:00 a.m. EDT	Contact:	Jack Isselmann, Media Relations Justin Roberts, Investor Relations Ph: 503-684-7000

Greenbrier Announces New $150 Million Term Loan

Additional financing secured at an attractive fixed rate to fund continued growth of leased fleet

Lake Oswego, Oregon, August 3, 2022 –The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today announced that its Greenbrier Leasing subsidiary has entered a new $150 million term loan to finance the continued growth of its leasing fleet. The new loan is non-recourse to Greenbrier, matures in July 2027 and has terms similar to Greenbrier Leasing’s term loan completed in August 2021. Half of the loan amount was drawn at closing and the remaining balance is expected to be utilized in the next six months.

Lorie Tekorius, Chief Executive Officer & President said, “ Liquidity in the current economic environment aligns with our leasing strategy and supports Greenbrier’s broader goal to grow the services business. I would like to thank our banking group for their ongoing support of Greenbrier through this transaction. Importantly, interest rates on Greenbrier’s long-term debt are fixed at attractive levels, with no material debt maturities until 2026. Strong liquidity, combined with our new railcar backlog valued at $3.6 billion as of May 31, 2022, and continued high lease fleet utilization, positions Greenbrier well to navigate current macroeconomic conditions.”

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our rail services business unit. Greenbrier manages 421,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and other railcars owners in North America. GBX Leasing (GBXL) is a special purpose subsidiary that owns and manages a portfolio of leased railcars that originate primarily from Greenbrier’s manufacturing operations. GBXL and Greenbrier own a lease fleet of 11,800 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Announces New $150 Million Term Loan

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “continue,” “expect,” “goal,” “grow,” “insulate,” “navigate,” “will,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about backlog, leasing performance, financing, future liquidity, and other information regarding future performance and strategies. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: the COVID-19 pandemic, variants thereof, governmental reaction thereto, and related economic disruptions (including, among other factors, operations and supply disruptions and labor shortages) inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); and war in Ukraine and related events. Our backlog of railcar units are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent reports on 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

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